                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                        DUALSTAR TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------

    5) Total fee paid:

    -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    -------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------

    3) Filing Party:

    -------------------------------------------------

    4) Date Filed:

    -------------------------------------------------

                        DUALSTAR TECHNOLOGIES CORPORATION
                                11-30 47th Avenue
                        Long Island City, New York 11101



                                            October 26, 1999


To the Holders of Common Stock:

The annual meeting of stockholders will be held at 10:30 a.m. (New York time) at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, on Wednesday, December 8, 1999. A Notice of the Annual Meeting and Proxy Statement are attached hereto.

Stockholders are urged to attend the meeting but may vote by proxy in lieu thereof. Accordingly, whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy and return it in the enclosed envelope.

Prompt return of your voted proxy will reduce the cost of further mailings and contacts. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

I look forward to greeting as many of you as possible at the meeting.


                                        Gregory Cuneo
                                        Chairman, President and
                                          Chief Executive Officer

                        DUALSTAR TECHNOLOGIES CORPORATION
                                11-30 47th Avenue
                        Long Island City, New York 11101


                            Notice of Annual Meeting


                                            October 26, 1999


To the Holders of Common Stock:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of DualStar Technologies Corporation, a Delaware corporation (the "Corporation"), will be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, on Wednesday, December 8, 1999 at 10:30 a.m. (New York time), for the following purposes:

     1)   To elect directors for the ensuing year;

     2) To consider and act upon a transaction between the Corporation and Blackacre Capital Management, L.L.C. as described in the proxy statement;

     3) To consider and act upon a proposal to amend the 1994 Stock Option Plan for the purpose of increasing the number of shares available for grant under the 1994 Plan;

     4) To ratify the appointment of Grant Thornton LLP as independent certified public accountants for the 2000 fiscal year; and

     5) To take action upon any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on October 19, 1999 are entitled to notice of and to vote at the meeting or any adjournments thereof.


                                       By Order of the Board of Directors,



                                       Stephen J. Yager
                                       Secretary

                                 PROXY STATEMENT


The enclosed proxy is being solicited by the Board of Directors of DualStar Technologies Corporation (the "Corporation" or "DualStar") for use in connection with the 1999 annual meeting of stockholders to be held on December 8, 1999. This proxy statement and enclosed proxy are first being sent to the stockholders on or about October 26, 1999. The mailing address of the principal executive office of the Corporation is 11-30 47th Avenue, Long Island City, New York 11101. The cost of preparing, printing and mailing the notice of meeting, proxy statement, proxy and annual report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their reasonable out-of-pocket expenses incurred in that connection. Any stockholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the stockholder must file with the Secretary of the Corporation either a written revocation or a duly executed proxy bearing a later date, or must vote in person at the meeting.

The record date for stockholders entitled to notice of, and to vote at, the annual meeting is the close of business on October 19, 1999. At that date, the Corporation had outstanding 10,791,000 shares of Common Stock ($.01 par value) ("Common Stock"). Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

The proxies given pursuant to this solicitation will be voted at the meeting or any adjournment thereof. Abstentions and broker non-votes are voted neither "for" nor "against," and have no effect on the vote, but are counted in the determination of a quorum.

                              ELECTION OF DIRECTORS

Nine (9) directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the annual meeting of stockholders by holders of shares entitled to vote. Such directors shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualify. The Board of Directors proposes the following nominees, and recommends a vote in favor thereof:

                               PRINCIPAL OCCUPATION AND BUSINESS
                                EXPERIENCE FOR PAST FIVE YEARS                 DIRECTOR
NAME AND AGE             (WITH THE CORPORATION UNLESS OTHERWISE NOTED)           SINCE
------------             ---------------------------------------------           -----
Gregory Cuneo            Chairman (since December 1998), President and        August 1994
                         Chief Executive Officer (since August 1994).
      40                 Chairman of Starrett Corporation (since
                         August 1999). Mr. Cuneo and Mr. Birnbach are
                         first cousins.

Stephen J. Yager         Executive Vice President and Secretary (since        August 1994
                         August 1994), and Chief Financial Officer
      47                 (from August 1994 until November 1996).

Ronald Fregara           Executive Vice President (since December             August 1994
                         1996), Vice President (from August 1994 until
      50                 December 1996).

Robert J. Birnbach       Executive Vice President (since July 1999),          September 1999
                         Chief Financial Officer (since December
      34                 1996), Vice President (from December 1996
                         until July 1999) and Director of Corporate
                         Development (from August 1994 until December
                         1996). Mr. Birnbach and Mr. Cuneo are first
                         cousins.

Michael J. Abatemarco    Practicing certified public accountant (since        October 1997
                         1983) and attorney (since 1982) specializing
      43                 in the areas of real estate, taxation and
                         business counseling; associate professor of
                         taxation, accounting and law at Long Island
                         University/C.W. Post campus (since 1985).

Jared E. Abbruzzese      Chairman, Chief Executive Officer, and               September 1999
                         Founder of CAI Wireless Systems, Inc. ("CAI")
      45                 (from August 1991 until August 1999) (CAI was
                         acquired by MCI WorldCom in August 1999).
                         Co-founder of Crest Communications, LLC, a
                         private communications fund; member of the
                         governing board of VenInfoTel LLC, a
                         Venezuelan telephone and cable TV company.
                         CAI voluntarily filed a petition under
                         Chapter 11 of the U.S. Bankruptcy Code in
                         July 1998 and emerged from bankruptcy in
                         October 1998.

                               PRINCIPAL OCCUPATION AND BUSINESS
                                EXPERIENCE FOR PAST FIVE YEARS                 DIRECTOR
NAME AND AGE             (WITH THE CORPORATION UNLESS OTHERWISE NOTED)           SINCE
------------             ---------------------------------------------           -----

Lloyd I. Miller, III     Registered investment advisor; member of             February 1999
                         Technology Investors Group, LLC; member of
      45                 the Chicago Board of Trade, the Chicago Stock
                         Exchange and the COMEX Division of the New
                         York Mercantile Exchange. Director of Porta
                         Systems Corp.

Raymond L. Steele        Retired. Executive Vice President of                 December 1998
                         Pacholder Associates, Inc. (from August 1990
      64                 until September 1993); Executive Advisor at
                         the Nickert Group (from 1989 through 1990);
                         Vice President, Trust Officer and Chief
                         Investment Officer of the Provident Bank
                         (from 1984 through 1988). Director of I.C.H.
                         Corporation and Video Services Corp.

Michael F. Whalen, Jr.   Vice President, Finance and Acquisitions             September 1999
                         (from 1994 through 1999), of People's Choice
      33                 TV Corp., a wireless broadband data and video
                         services company (which recently agreed to be
                         acquired by Sprint Corporation).

Mr. Miller is the nominee of Technology Investors Group, LLC pursuant to a stockholders agreement with the Corporation and certain stockholders. Mr. Whalen is the nominee of Blackacre Capital Management, L.L.C. (see Proposal No. 1).

IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY FORM TO VOTE SUCH PROXIES FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE. ALTHOUGH THE BOARD OF DIRECTORS DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE, SHOULD SUCH A SITUATION ARISE PRIOR TO THE MEETING, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS ACTING THEREUNDER.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table lists as of October 19, 1999, the number of shares of the Corporation's Common Stock beneficially owned by each of the directors, nominees for election as directors, each executive officer listed in the table under the caption "Executive Compensation", each person who is known by the Corporation to own beneficially more than five percent of the Corporation's Common Stock and by all directors and executive officers of the Corporation as a group. The following calculations were based upon 10,791,000 shares of the Corporation's Common Stock issued and outstanding as of October 19, 1999.

Name and Address(1)                     Amount and Nature of        % of Class
-------------------                     Beneficial Ownership        ----------
                                        --------------------

Gregory Cuneo                                  435,000(2)               4.03
Stephen J. Yager                               435,000(2)               4.03
Ronald Fregara                                 435,000(2)               4.03
Michael J. Abatemarco                           69,400(3)                *
Raymond L. Steele                               15,000(4)                *
Lloyd I. Miller, III                         1,806,000(5)              16.71
Jared E. Abbruzzese                                  -                  -
Robert J. Birnbach                             646,000(6)               5.65
Michael F. Whalen, Jr.                           9,500(7)                *
Technology Investors Group, LLC              1,791,000                 16.59
All Officers and Directors as a
  Group (10 persons)(8)                      4,140,900                 35.13

-----------
(1) The address of each stockholder listed is in care of DualStar Technologies Corporation, 11-30 47th Avenue, Long Island City, New York 11101.
(2) Does not include 200,000 shares which the director has the right to acquire upon exercise of stock options, currently unvested.
(3) Includes 30,000 shares which Mr. Abatemarco has the right to acquire upon exercise of vested stock options and includes, respectively, 21,200 and 18,200 shares owned as Co-Trustee of each of the following two trusts: (i) F/B/O Joseph T. Spaziani et al.; (ii) F/B/O Anthony T. Spaziani et al.
(4) Includes 15,000 shares which Mr. Steele has the right to acquire upon exercise of vested stock options.
(5) Includes 15,000 shares which Mr. Miller has the right to acquire upon exercise of vested stock options and 1,791,000 shares owned by Technology Investors Group, LLC ("TIG"), of which Mr. Miller is a member. Mr. Miller disclaims beneficial ownership of the TIG shares.
(6) Includes 641,000 shares which Mr. Birnbach has the right to acquire upon exercise of vested stock options and 2,000 shares Mr. Birnbach has the right to acquire upon exercise of Class A warrants.
(7) Includes 5,000 shares Mr. Whalen has the right to acquire upon exercise of Class A warrants.
(8) Includes 250,000 shares an officer has the right to acquire upon exercise of vested stock options and 40,000 shares upon exercise of Class A warrants.

* indicates less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors and certain beneficial owners to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by

SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's officers and directors, and without making any inquiry or investigation regarding delinquent Section 16(a) filings, the Corporation believes that, during the fiscal year ended June 30, 1999, all such reports were filed on a timely basis, except for a late Form 3 by Mr. Steele.

                   BOARD OF DIRECTORS AND COMMITTEES

Meetings and Attendance
-----------------------

During the fiscal year ended June 30, 1999, there were three meetings of the Board of Directors. The Board of Directors during such fiscal year acted by unanimous written consent one time.

Compensation Committee
----------------------

The members of the Compensation Committee are Messrs. Abatemarco, Miller, Steele and Yager. The Compensation Committee met once with respect to the fiscal year ended June 30, 1999. The Committee makes bonus compensation determinations under the Employment Agreements described below under the caption "Employment Agreements" for the key executives of the Corporation.

Stock Award Committee
---------------------

The members of the Stock Award Committee are Messrs. Abatemarco, Fregara, Miller and Steele. The Committee did not meet during the fiscal year. The Committee administers the Corporation's 1994 Stock Option Plan, as amended ("1994 Plan"). Under the 1994 Plan, the Committee has the authority to grant "Awards" (as such term is defined in the 1994 Plan) to officers, employees, directors and consultants of the Corporation or an "Affiliate" (as such term is defined in the 1994 Plan), and to determine the various terms and conditions of such Awards. The Committee also has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the 1994 Plan as it shall, from time to time, deem advisable to interpret the terms and provisions of the 1994 Plan and any Award issued under the 1994 Plan (and any agreement relating thereto) and to otherwise supervise the administration of the 1994 Plan.

Audit Committee
---------------

The members of the Audit Committee are Messrs. Abatemarco, Miller and Steele. The Committee met once during the fiscal year. The Committee is responsible for considering management's recommendation of independent certified public accountants for each fiscal year, recommending the appointment or discharge of independent accountants to the Board of Directors and confirming the independence of the accountants. It is also responsible for reviewing and approving the scope of the planned audit, the results of the audit and the accountants' compensation for performing such audit; reviewing the Corporation's audited financial statements; and reviewing and approving the Corporation's internal accounting controls and discussing such controls with the independent accountants.

Nominating Committee
--------------------

The members of the Nominating Committee are Messrs. Abatemarco, Cuneo, Fregara, Miller and Yager. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. The Nominating Committee, which was formed on February 11, 1999, did not meet in fiscal 1999.

Remuneration of Directors
-------------------------

Each member of the Board of Directors is entitled to receive reasonable expenses incurred in attending meetings of the Board of Directors of the Corporation. Mr. Abatemarco received $20,000 in directors' fees in fiscal 1999.

                        EXECUTIVE COMPENSATION

The Summary Compensation Table set forth below for the fiscal years ended June 30, 1999, 1998 and 1997 includes compensation information with respect to the Chief Executive Officer of the Corporation and each of the Corporation's four most highly compensated executive officers whose salary in the last fiscal year exceeded $100,000.

                      Summary Compensation Table
                      --------------------------

                                             Annual Compensation
                                             -------------------
                                                                            Other
Name and Principal Position              Year   Salary    Bonus    Annual Compensation(1)
---------------------------              ----   ------    -----    ----------------------
Gregory Cuneo, Chairman of the           1999  $150,000  $67,500           $5,794
  Board, President and Chief Executive   1998   150,000        0            5,901
  Officer(2)                             1997   150,000        0            7,187

Stephen J. Yager, Executive              1999  $150,000  $67,500           $6,655
   Vice President and                    1998   150,000        0            5,453
   Secretary                             1997   150,000        0            8,761

Ronald Fregara,                          1999  $150,000  $67,500           $5,991
    Executive Vice President             1998   150,000        0            6,017
                                         1997   150,000        0            7,443

Armando Spaziani, Executive Vice         1999  $144,231       $0         $210,288
   President and Chief                   1998   150,000        0           51,993
   Operating Officer(3)                  1997   150,000        0           51,854

Elven M. Tangel, Chairman of
the Board,  executive                    1999  $118,272       $0         $119,124
 officer (4)                             1998   150,000        0            3,165
                                         1997   150,000        0           15,639

--------------
(1) Includes the value of personal benefits, such as life insurance, disability insurance and automobile expenses, pursuant to each officer's employment agreement. Includes buyout consideration for Messrs. Tangel and Spaziani. See "Employment Agreements."
(2)  Mr. Cuneo became Chairman of the Board on December 16, 1998.
(3)  Mr. Spaziani retired on June 15, 1999. See "Employment Agreements."
(4) Mr. Tangel was Chairman of the Board in fiscal 1997, fiscal 1998, and until December 16, 1998. Thereafter, until his retirement on June 1, 1999, Mr. Tangel remained with the Corporation as an executive officer. See "Employment Agreements."

Employment Agreements
---------------------

Effective August 1994, the Corporation entered into employment agreements ("Agreements") with Messrs. Tangel, Cuneo, Yager, Spaziani and Fregara. The Agreements expired in August 1997 and were renewed for an additional three years through August 2000. On June 1, 1999, Mr.

Tangel retired and received $116,000 in consideration of the buyout of his employment agreement. On June 15, 1999, Mr. Spaziani retired and received $206,000 in consideration of the buyout of his employment agreement. Effective as of July 1, 1999, the Board and the Compensation Committee increased the salary and bonuses for Messrs. Cuneo, Fregara and Yager. (Each had received a salary of $150,000 with eligibility to receive an annual bonus of up to 45% of the salary provided under their respective Agreements as determined by the Corporation's Compensation Committee.) Mr. Cuneo's current salary is $275,000, with a guaranteed minimum bonus of $25,000, up to a maximum of $100,000 based on certain performance objectives which are to be determined by the Board and the Compensation Committee. Messrs. Fregara and Yager's current salaries are each $235,000, with a guaranteed minimum bonus of $25,000, up to a maximum of $100,000 based on certain performance objectives which are to be determined by the Board and the Compensation Committee. The salaries under the Agreements, as amended, may be increased to reflect annual cost of living increases and may be supplemented by discretionary merit and performance increases as determined by the Compensation Committee of the Corporation.

The Agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in other employee benefits applicable to employees and executives of the Corporation. The Agreements provide that the Corporation will establish a performance incentive bonus plan providing each executive the opportunity to earn an annual bonus of up to five percent of the increase, if any, in the Corporation's pretax income, based upon the attainment of performance goals to be established by the Compensation Committee of the Corporation. The Agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities. The Agreements also provide for benefits in the event of disability.

Pursuant to the Agreements, employment may be terminated by the Corporation with cause or by the executive with or without good reason. Termination by the Corporation without cause, or by the executive for good reason, would subject the Corporation to liability for liquidated damages in an amount equal to the terminated executive's current salary for the remainder of the scheduled term of employment and bonuses for the remainder of the scheduled term of employment based upon the prior year's annual bonus and the maximum incentive bonus payable. Such amounts shall be payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the Agreements to the extent permitted by law.

The Agreements provide for the purchase by the Corporation of insurance policies in the amount of $1,000,000 on the lives of each of Messrs. Cuneo, Yager and Fregara, respectively. The Corporation will pay the premiums under these policies, and a portion of the payment will be treated as taxable income to the insured executive. Upon the death of any of the insureds, the Corporation would be paid from the insurance proceeds an amount equal to the total premiums it paid under the policy, with the remaining proceeds to be paid to the deceased executive's designated beneficiary. To date, Messrs. Cuneo, Yager and Fregara, respectively, have declined to have the Corporation purchase such insurance.

The 1994 Stock Option Plan
--------------------------

On October 17, 1994, the Board of Directors adopted, and the stockholders subsequently approved and amended, the 1994 Stock Option Plan (as amended, the "1994 Plan") pursuant to which officers, directors, employees and consultants of the Corporation and its affiliates are eligible to be granted stock option awards ("Awards"). Stockholders approved the amendments to the 1994 Plan at the 1998 Annual Meeting of Stockholders. The 1994 Plan is currently being administered by the Stock Award Committee, which has the authority to grant awards, including Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, and to determine the terms and conditions of the Awards.

Options under the 1994 Plan generally shall be exercisable for a term fixed by the Committee, not to exceed 10 years from date of grant, unless any such options are terminated earlier pursuant to the terms of the 1994 Plan. The total number of shares of Common Stock presently reserved for such Awards and available for distribution under the 1994 Plan is 3,500,000. As of October 19, 1999, 2,505,000 options are outstanding under the 1994 Plan and have exercise prices ranging from $0.75 to $4.00 per share. No stock options were exercised by any executive officer during fiscal 1999. On October 25, 1999, subject to stockholder approval (see Proposal No. 2), the Board of Directors approved an amendment to the 1994 Plan to increase the number of shares reserved and available for distribution as Awards under the 1994 Plan.

If Proposal No. 2 is adopted by the stockholders, the total number of shares of Common Stock available for distribution as Awards under the 1994 Plan, as amended, will be 5,500,000.

Compensation Committee Interlocks
---------------------------------

No Compensation Committee interlock relationships existed during the fiscal year ended June 30, 1999.

Board of Directors Report on Executive Compensation
---------------------------------------------------

Except as noted below, the Corporation's compensation policies are determined by its Board of Directors. The Corporation's executive compensation practices are designed to support its business goals of fostering profitable growth and increasing stockholder value. The Corporation seeks to align the interests of its executives and its stockholders through the use of stock-based compensation plans. To this end, the Corporation has adopted the 1994 Stock Option Plan.

The compensation of Messrs. Cuneo, Yager and Fregara is governed by their employment agreements, as amended. (See "Employment Agreements," above.) The Board of Directors' determination as to the level of compensation under the Agreements, as amended, was based upon the prior levels of compensation of the key executives and the Board's judgment.

Under the Agreements as amended, determination as to the amounts of bonus compensation to be awarded to the key executives has been delegated to the Compensation Committee of the Board of Directors. For the fiscal year ended June 30, 1999, the Agreements as amended provided that each of the key executives was eligible to receive an annual bonus of up to 45% of his annual salary ($150,000 in each case) or $67,500, as determined by the Compensation Committee. Messrs. Cuneo, Fregara and Yager each received an annual bonus of $67,500 in fiscal 1999.

The Agreements also provide that the Corporation will establish a performance incentive bonus plan which will provide each executive the opportunity to earn an annual bonus of up to five percent of the increase in the Corporation's pretax income, if any, based upon the attainment of performance goals to be established by the Compensation Committee. Such an incentive bonus plan has not yet been adopted by the Board of Directors.

                                                   Gregory Cuneo
                                                   Stephen J. Yager
                                                   Ronald Fregara
                                                   Robert J. Birnbach
                                                   Michael J. Abatemarco
                                                   Jared E. Abbruzzese
                                                   Lloyd I. Miller, III
                                                   Raymond L. Steele
                                                   Michael F. Whalen, Jr.

                                PERFORMANCE GRAPH


The line graph set forth below provides a comparison of the Corporation's cumulative total stockholder return on its Common Stock with the Russell 2000 Index and with the Nasdaq Non-Financial Index. Such stockholder return is the sum of any dividends paid and the change in the market price of the stock.

                             [Chart to be provided]

                              CERTAIN TRANSACTIONS

A subsidiary of the Corporation leases shop and office space on a month-to-month basis from a company in which Messrs. Spaziani, Fregara and Cuneo each own a 20 percent interest. Rent expense for the year ended June 30, 1999 was $46,000.

In October 1997, Mr. Tangel loaned a subsidiary of the Corporation $185,000. The principal and interest on the loan were repaid in full in June 1999.

                          BOARD OF DIRECTORS PROPOSALS

PROPOSAL NO. 1

                    APPROVAL OF CONVERTIBLE NOTE TRANSACTION
                    WITH BLACKACRE CAPITAL MANAGEMENT, L.L.C.

The stockholders of the Corporation are being asked to approve a proposed transaction between Blackacre Capital Management, L.L.C. and certain of its affiliates (collectively, "Blackacre") and the Corporation, under which Blackacre will invest $10 million in DualStar through the purchase of a convertible note (the "Convertible Note"). Under the Convertible Note, Blackacre will lend DualStar $10 million for ten (10) years, at an annual interest rate of 3%, subject to certain conditions and secured by certain assets of the Corporation and/or its affiliates. The loan shall be convertible, at the option of Blackacre, into DualStar Common Stock at a conversion price of $5.15 per share. DualStar expects to use the net proceeds from the Convertible Note sale to expand its communications and related businesses and for general corporate purposes. If Blackacre converts the principal amount of the Convertible Note into Common Stock, and assuming Blackacre exercises the New Class B Warrants (identified below) and holds the New Common Stock (identified below), Blackacre will then own approximately 26.76% of the Corporation's then-outstanding Common Stock (based on 14,732,748 shares outstanding at that time), or 36.53% of the Corporation's outstanding Common Stock (based on 10,791,000 shares outstanding as of October 19, 1999).

In a related transaction among the Corporation and Blackacre, for which stockholder approval is not sought, in exchange for the new Class B Warrants, Blackacre will grant DualStar residential, commercial and hotel access rights nationwide. Under such grant, DualStar will have the right to sell communications and related services to over 100,000 multiple dwelling units ("MDUs"), 2,000,000 square feet of commercial space, and 1,000 hotel room owned or controlled by Blackacre. The services to be provided by DualStar includes Internet access, cable and satellite television, telephone, and related services. In exchange for such access rights, Blackacre will receive warrants to purchase 1,000,000 shares of DualStar Common Stock at an exercise price of $0.10 per share (the "New Class B Warrants"). Blackacre also has agreed to purchase 1,000,000 shares of DualStar Common Stock at a price of $5.30 per share (the "New Common Stock"). That agreement also provides for the designation by Blackacre of one member to DualStar's Board of Directors, a stockholders agreement and certain registration rights. (The stockholders agreement and registration rights would likewise be applicable to the shares that would be issued to Blackacre should it convert the Convertible Note, if the issuance of the Convertible Note is approved by the Corporation's stockholders.)

Upon Blackacre's purchase of the 1,000,000 shares of New Common Stock, Blackacre will own approximately 8.48% of the Corporation's then-outstanding Common Stock (based on 11,791,000 shares outstanding at that time), or 9.27% of the Corporation's outstanding Common Stock (based on 10,791,000 shares outstanding as of October 19,1999).

If Blackacre then also exercises the New Class B Warrants, Blackacre will own approximately 15.64% of the Corporation's then-outstanding Common Stock (based on 12,791,000 shares outstanding at that time), or 18.53% of the Corporation's outstanding Common Stock (based on 10,791,000 shares outstanding as of October 19, 1999).

As indicated above, if the issuance of the Convertible Note is approved by the Corporation's stockholders, and Blackacre thereafter converts the principal amount of the Convertible Note into Common Stock, Blackacre would then own approximately 26.76% of the Corporation's then-outstanding Common Stock (based on 14,732,748 shares outstanding at that time), or 36.53% of the Corporation's outstanding Common Stock (based on 10,791,000 shares outstanding as of October 19, 1999).

Michael F. Whalen, Jr., who is a nominee for director at the 1999 Annual Meeting, is Blackacre's designee for nomination to the Board of Directors. In a related matter, Gregory Cuneo, DualStar's Chairman, President and Chief Executive Officer, has agreed to serve as Chairman of Starrett Corporation, an affiliate of a portfolio company owned by Blackacre. DualStar anticipates that Mr. Cuneo's current positions and role as DualStar's Chairman, President and CEO will not be affected and that DualStar will benefit by his new position at Starrett.

The Board of Directors of the Corporation has entered into an agreement with Blackacre with respect to each of the foregoing transactions, which is subject to the execution of a definitive agreement and certain conditions, including, with respect to the Convertible Note, approval by the Corporation's stockholders. The Corporation will proceed with transactions involving the sale by the Corporation, and the purchase by Blackacre, of the New Common Stock and the issuance of the New Class B Warrants in exchange for the access rights described above, regardless of whether the Corporation's stockholders approve the proposed Convertible Note transaction.

Approval of the foregoing Convertible Note proposal requires the affirmative vote of a majority of the shares of the Corporation's Common Stock entitled to vote and represented at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING CONVERTIBLE NOTE PROPOSAL.

The unaudited condensed consolidated pro forma financial statements (shown below) give effect to the proposed Convertible Note transaction between DualStar and Blackacre, as discussed above.

The pro forma financial statements include adjustments to reflect (i) the issuance of one million shares of New Common Stock at $5.30 per share, (ii) the issuance of one million New Class B Warrants, exercisable for one million shares of Common Stock at $0.10 per share in exchange for access rights, (iii) the issuance of a $10 million Convertible Note, (iv) the amortization of the access rights, and (v) the interest on the Convertible Note.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Corporation's financial position or results of operations would actually have been if such transactions, in fact, had occurred on those dates and are not necessarily representative of the Corporation's financial position or results of operations for any future periods.


               DUALSTAR TECHNOLOGIES CORPORATION AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1999

                                                                                              PRO FORMA          PRO FORMA
                                                                          HISTORICAL         ADJUSTMENTS          ADJUSTED
                                                                         ------------        -----------          --------
                                     ASSETS
Current Assets:
  Cash                                                                      $ 583,995        $ 5,300,000 a      $ 15,883,995
                                                                                              10,000,000 c
  Contracts receivable - net of allowance for doubtful accounts            23,653,712                             23,653,712
  Retainage receivable                                                      6,213,201                              6,213,201
  Other current assets                                                      1,842,125                              1,842,125
                                                                         -------------                          -------------

Total current assets                                                       32,293,033                             47,593,033

Property and equipment - net of accumulated depreciation                    3,147,068                              3,147,068

Other Assets:
  Access rights                                                                     -          5,200,000 b         5,200,000
  Other                                                                     3,154,486                              3,154,486
                                                                         -------------                          -------------

Total assets                                                             $ 38,594,587                           $ 59,094,587
                                                                         =============                          =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                       $ 21,053,418                           $ 21,053,418
  Other current liabilities                                                 7,421,504                              7,421,504
                                                                         -------------                          -------------

Total current liabilities                                                  28,474,922                             28,474,922

Convertible note                                                                    -       $ 10,000,000 c        10,000,000
Subordinated convertible note                                               2,500,000                              2,500,000
Other liabilities                                                             930,248                                930,248
                                                                         -------------                          -------------

Total liabilities                                                          31,905,170                             41,905,170
                                                                         -------------                          -------------

Shareholders' Equity:
  Common stock - par value, $.01 per share                                     90,000             10,000 a           100,000
  Additional paid-in capital                                               14,995,836          5,290,000 a        25,485,836
                                                                                               5,200,000 b
  Deficit                                                                  (8,396,419)                            (8,396,419)
                                                                         -------------                          -------------

Total shareholders' equity                                                  6,689,417                             17,189,417
                                                                         -------------                          -------------

Total liabilities and shareholders' equity                               $ 38,594,587                           $ 59,094,587
                                                                         =============                          =============

(a) Records the issuance of 1 million shares of common stock at $5.30 per share.

(b) Records the issuance of 1 million warrants in exchange for access rights. The warrants are exercisable for 1 million share of common stock at $0.10 per share.

(c)  Records the issuance of a $10 million convertible note.

               DUALSTAR TECHNOLOGIES CORPORATION AND SUBSIDIARIES

         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1999

                                                                                          PRO FORMA           PRO FORMA
                                                                 HISTORICAL              ADJUSTMENTS           ADJUSTED
                                                                 ----------              -----------           --------
Contract revenues earned                                       $ 92,649,578                                  $ 92,649,578

Cost of revenues earned                                          82,281,340               $ 347,000 a          82,628,340
                                                               -------------                                 ------------

Gross profit                                                     10,368,238                                    10,021,238

General and administrative expenses                               9,664,990                 300,000 b           9,964,990
                                                               -------------                                 ------------

Income before benefit for income taxes                              703,248                                        56,248

Benefit for income taxes                                           (619,000)                                     (619,000)
                                                               -------------                                 ------------

Net income                                                     $  1,322,248                                  $    675,248
                                                               =============                                 ============

Pro forma basic net income per share:
  Net income per share                                                                                              $0.07
  Shares used in computing pro forma net income per share                                                      10,000,000

Pro forma diluted net income per share:
  Net income per share                                                                                              $0.07
  Shares used in computing pro forma net income per share                                                      14,935,608


(a)  Records the amortization of the access rights over fifteen years.

(b)  Records the interest on the convertible note.

PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT TO
                    THE CORPORATION'S 1994 STOCK OPTION PLAN

Stockholders are being asked to approve an amendment to the Corporation's 1994 Stock Option Plan, as amended (the "1994 Plan"), for the purpose of increasing the number of shares available for grant under the 1994 Plan. The Plan provides for 3,500,000 shares of the Corporation's Common Stock to be reserved and available for distribution as grants, of which options for 2,505,000 shares are outstanding as of October 19, 1999. On October 25, 1999, subject to stockholder approval, the Board of Directors approved an amendment to the 1994 Plan to increase the number of shares reserved and available for distribution as Awards under the 1994 Plan. The amendment will increase that number to 5,500,000 shares. The Board of Directors believes that it is advisable and in the best interests of the Corporation to increase the number of shares available for grant because the Corporation desires to continue to use stock grants to enable the Corporation to attract and retain qualified personnel by offering them proprietary interests in the Corporation.

The text of the proposed amendment is set forth in Appendix A attached hereto.

Approval of the proposed amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of the Corporation's Common Stock represented at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING AMENDMENT TO THE 1994 STOCK OPTION PLAN.

PROPOSAL NO. 3

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Grant Thornton LLP ("Grant Thornton") as independent certified public accountants for the 2000 fiscal year and recommends to stockholders ratification of such appointment. Grant Thornton served as principal accountant for the fiscal year most recently completed.

The appointment of the independent public accountants is approved annually by the Board of Directors, which reviews the qualifications of independent accountants and which reviews the audit scope, reasonableness of fees and also the types of nonaudit services for the coming year.

Although not required to do so, the Board of Directors is submitting the appointment of Grant Thornton for ratification by the stockholders. If this action is not ratified, the Board of Directors will reconsider its appointment. The affirmative vote of a majority of the shares of the Corporation's Common Stock represented at the annual meeting is required to ratify this appointment.

Representatives of Grant Thornton will be present at the annual meeting of stockholders and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2000 annual meeting to be included in the proxy material relating to that meeting must be received by the Corporation at its principal executive office by June 22, 2000.

                       ANNUAL REPORT TO THE SEC; FORM 10-K

Stockholders may obtain, without charge, a copy of the Corporation's annual report on Form 10-K, filed with the Securities and Exchange Commission, by writing to DualStar Technologies Corporation, 11-30 47th Avenue, Long Island City, NY 11101, Attn: Investor Relations, or by visiting the Corporation's Web site (http://www.dualstar.com). Copies of exhibits to such annual report may be obtained upon payment of the cost to the Corporation of copying and mailing such exhibits.

                                  OTHER MATTERS

The Board of Directors does not know of any matters to be brought before the meeting other than those referred to in the notice hereof. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote such proxy in their discretion in accordance with their judgment on such matters.


                                            By Order of the Board of Directors,


                                            Stephen J. Yager
                                            Secretary


October 26, 1999


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                                                                      APPENDIX A

                                 PROPOSAL NO. 2


The 1994 Stock Option Plan is proposed to be amended by deleting the first paragraph of Section 4 in its entirety, and substituting the following in lieu thereof:

         The total number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan shall be 5,500,000 shares of Common Stock. Such shares may consist, in whole or in part, of unauthorized and unissued shares or treasury shares.

                   DUALSTAR TECHNOLOGIES CORPORATION

             PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Gregory Cuneo and Stephen J. Yager as Proxies, each with the full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse hereof, all shares of Common Stock of DualStar Technologies Corporation (the "Corporation") held of record by the undersigned on October 19, 1999, at the Annual Meeting of Stockholders to be held on December 8, 1999, or any adjournment thereof, upon all such matters as may properly come before the Meeting.


     (THE PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

                    PLEASE DATE, SIGN AND MAIL YOUR
                 PROXY CARD BACK AS SOON AS POSSIBLE!

                    ANNUAL MEETING OF STOCKHOLDERS
                   DUALSTAR TECHNOLOGIES CORPORATION

                           DECEMBER 8, 1999

(Please detach and mail in the envelope provided)

[X] Please mark your votes
    as in this example
                                        FOR                   WITHHOLD AUTHORITY
                                        all nominees          to vote for all
                                        listed (except as     nominees
                                        marked to the         listed at left
                                        contrary below)
1.  ELECTION OF DIRECTORS                   [ ]                     [ ]


Instruction: To withhold authority to          Nominees:
vote for any individual nominee, write that    Michael J. Abatemarco
nominee's name in the space provided.          Jared E. Abbruzzese
                                               Robert J. Birnbach
----------------------------                   Gregory Cuneo
                                               Ronald Fregara
                                               Lloyd I. Miller, III
                                               Raymond L. Steele
                                               Stephen J. Yager
                                               Michael F. Whalen, Jr.

2.  Proposal to approve the Convertible Note Transaction with
    Blackacre Capital Management, L.L.C.

                         FOR   AGAINST   ABSTAIN

                         [ ]     [ ]       [ ]

      (The Board of Directors recommends a vote "FOR" approval.)

3.  Proposal to amend the 1994 Stock Option Plan.

                         FOR   AGAINST   ABSTAIN

                         [ ]     [ ]       [ ]

       (The Board of Directors recommends a vote "FOR" approval.

4. Ratification of appointment of Grant Thornton LLP as the Corporation's independent public accountants for the fiscal year ending June 30, 2000.

                         FOR   AGAINST   ABSTAIN

                         [ ]     [ ]       [ ]

      (The Board of Directors recommends a vote "FOR" approval.)

5. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS
PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED; IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

Stockholders are urged to date, mark, sign and return this proxy promptly in the envelope provided, which requires no postage if mailed within the United States.

[ ]
If you plan to attend the Annual Meeting, place an X in this box.

SIGNATURE:                                      DATE:
          -----------------------------------        -------------------------

SIGNATURE:                                      DATE:
          -----------------------------------        -------------------------
             (Signature if jointly held)

NOTE: Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners each should sign. When signing as an attorney, executor, administrator or guardian, please give full title as such.